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                                                                   EXHIBIT 10.12

                                 PROMISSORY NOTE

$                                  Dallas, Texas               February 26, 2003

     FOR VALUE RECEIVED, the undersigned Presby Corp., a Delaware corporation ("MAKER"), promises to pay to the order of _____________ ("PAYEE"), at the address set forth below for notices to Payee, or at such other place as Payee may from time to time designate, in lawful money of the United States of America, the principal sum of ________________________________ Dollars and 00/100 ($______________).

     1. INTEREST. The outstanding principal balance of this note (this "Note") shall bear interest at the annual rate equal to twelve percent (12%) from the date hereof until the Maturity Date (as hereinafter defined). Interest on this Note shall be computed on the basis of the number of actual days elapsed in a year consisting of 360 days, but in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

     2. PAYMENT. The principal and interest on this Note shall be due and payable on the earlier of April 1, 2003 or the Closing, as defined in that certain Second Amended and Restated Summary of Terms and Conditions for Merger and Private Placement dated February 3, 2003, by and between VERUS Support Services Inc. and Presby Corp (the "Maturity Date").

     3. PREPAYMENTS. Maker shall have the right to prepay, at any time without premium or penalty, in whole or in part, the principal of this Note.

     4. TIME OF ESSENCE. Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

     5. EVENTS OF DEFAULT AND REMEDIES. If Maker fails to make a payment in whole or in part when due as provided for herein (an "Event of Default") and such failure continues for a period of ten (10) business days after delivery of written notice of such failure to Maker by the holder hereof, Payee shall have the right and option, without further notice, to declare the unpaid balance of the principal and accrued but unpaid interest on this Note immediately due and payable, and to exercise any and all of the rights and remedies provided to Payee under this Note and applicable law.

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     Upon the occurrence of an Event of Default, the then outstanding principal balance of this Note shall bear interest at the annual rate equal to the lesser of eighteen percent (18%) or the Highest Lawful Rate, from the date of the holder's delivery of such written notice and until Maker pays in full the amount due and payable as provided for herein.

     No failure or delay on the part of Payee in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

     6.     NO WAIVER. No delay on the part of Payee or other holder of this
Note in the exercise of any power or right under this Note, shall operate as a waiver hereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note for the payment hereof shall not constitute an election by such holder of remedies so as to preclude the exercise of any other remedy available to such holder.

     7. WAIVER. Except as otherwise set forth herein, Maker and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive all exemption rights under any applicable law, and also waive presentment for payment, demand, notice of nonpayment, valuation, appraisement, protest, demand, dishonor, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices, and without further notice hereby consent to renewals, extensions, or partial payments either before or after maturity.

     8. COSTS OF COLLECTION. If this Note is placed in the hands of any attorney for collection after default by Maker, or is collected by suit or through probate or bankruptcy proceeding, Maker agrees to pay reasonable attorneys' fees and disbursements in addition to other amounts due.

     9. SEVERABILITY. The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

     10. HIGHEST LAWFUL RATE. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on or in connection with this Note (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If

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the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other documents evidencing, securing or relating to this Note or any part thereof (collectively, the "AGREEMENTS"), or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note (the "LOAN"), or if acceleration of the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Agreements immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to permit the recovery of the fullest amount called for hereunder and thereunder, while complying in all respects with the applicable law. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note or in any of the other Agreements that permits the compounding of interest, including without limitation any provision by which any of the accrued interest is added to the principal amount of this Note, the total amount of interest that Maker is obligated to pay and Payee is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the Highest Lawful Rate on principal amounts actually advanced to or for the account of Maker, including the initial principal amount of this Note and any advances made pursuant to any of the Agreements (such as for the payment of taxes, insurance premiums and the like). As used herein, the term "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by Payee from Maker in connection with the Loan under the applicable Texas law (or applicable United States federal law, to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).

     11. NOTICES. All notices or demands required or permitted hereunder shall be in writing and shall be deemed given when actually delivered or on the third business day following the day on which the same shall have been mailed by registered or

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certified mail, postage prepaid, addressed as follows:

If to Payee:


If to Maker:       Presby Corp.
                   10300 North Central Expressway, Suite 104
                   Dallas, Texas 75231
                   Facsimile No.: (214) 368-0332
                   Attn: Mark A. Cox, Vice President, Secretary &
                   Chief Financial Officer

with a copy to:    Jenkens & Gilchrist, a Professional Corporation
                   1445 Ross Ave., Suite 3200
                   Dallas, Texas 75202
                   Facsimile No.: (214) 855-4300
                   Attn: Robert W. Dockery, Esq.

     Either Maker or Payee may change its respective address or addressee by giving notice of such change to the other party in the manner provided herein. For this purpose only, unless and until such written notice is actually received, the address and addressee specified for each party shall be deemed to continue in effect for all purposes.

     12. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. This Note and Maker's obligations hereunder shall be performable in Dallas, County, Texas.

     13. HEADINGS. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

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     IN WITNESS WHEREOF, the undersigned has executed this Note at Dallas, Texas to be effective as of the date first written above.

                                       MAKER:

                                       PRESBY CORP

                                       By:
                                          -----------------------------------
                                          Mark A. Cox, Vice President, Secretary
                                          & Chief Financial Officer

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